Exhibit 99.2

First Quarter 2013 Results May 8, 2013

Certain information contained in this presentation and certain comments today constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for our language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Institutional business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer space; our mergers and acquisitions plans; our plans with respect to Livemocha; adverse trends in general economic conditions and the other factors including the “Risk Factors” more fully described in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year period ended December 31, 2012, which is on file with the SEC. We encourage you to review those factors before making any investment decision. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Today’s presentation and discussion also contains references to non-GAAP financial measures. The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on May 8, 2013. Management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision. Safe Harbor 2

Steve Swad President & Chief Executive Officer 1Q13 Review

1Q13 Review Rosetta Stone Inc. © 2013 4

2013 Priorities Still in Focus Rosetta Stone Inc. © 2013 5

1Q13 Financial Review 6

FY Bookings and Revenue FY Company Bookings1 FY Company Revenue -8% Yr/Yr -8% Yr/Yr 1. Bookings represent executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue. $ millions Rosetta Stone Inc. © 2013 7

Bookings for Segments $ millions North America Consumer Total -1% Core1 >5% Total -2% Core3 >8% Rest of World Consumer Institutional Total -34% Core2 >-25% Rosetta Stone Inc. © 2013 1. Core is North American Consumer excluding Kiosk bookings 2. Core is ROW Consumer excluding box-product bookings in Germany 3. Core is Institutional excluding network and CD-product bookings 8

Adjusted EBITDA Grew & Margin Expanded 9

Adjusted EBITDA and Free Cash Flow Adjusted EBITDA1 Free Cash Flow2 $ millions Rosetta Stone Inc. © 2013 10 Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. 1. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. 2. Free cash flow is cash flow from operations less cash used in purchases of property and equipment. 39 % Yr/Yr -582 % Yr/Yr

Deferred Revenue and Cash Balance Grew $ millions Deferred Revenue Ending Cash 26 % Yr/Yr 18% Yr/Yr Rosetta Stone Inc. © 2013 11

Product Units and Paid Online Learners Product Units and ARPU1 Paid Online Learners and ARPU1 Rosetta Stone Inc. © 2013 1. ARPU is defined as average revenue per unit. Units and Paid Online Learners in 000s 12 Online Learners continue to grow at high double-digit rates Online Learner ARPU stable over past year

Consumer Online + Digital Download Growing Percentages may not add to 100% due to rounding 13 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Box Revenue Paid Online Learner Revenue Digital Download Revenue

Summary Balance Sheet 12/31/2012 3/31/2013 Cash, cash equivalents and short term investments $148.3 $139.3 Accounts receivables, net $49.9 $38.8 Inventory $6.6 $7.3 Total Assets $275.9 $258.3 Deferred revenue $63.4 $59.9 Debt $0 $0 Total liabilities $131.6 $116.9 Equity $144.3 $141.4 Total liabilities and stockholders’ equity $275.9 $258.3 $ millions Balance Sheet Remains Strong Rosetta Stone Inc. © 2013 14

Financial Outlook – No Changes to 2013 Guidance Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted net income/(loss) and adjusted net income/(loss) per share exclude the impact of items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. For adjusted net income/(loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances. Revenue (MM) $280 to $290 Adjusted EBITDA (MM) $16 to $18 Adjusted net income/(loss) (MM) ($1) to $1 Adjusted net income/(loss) per share ($0.02) to $0.04 Shares outstanding (MM) ~ 21.5 Capital expenditures (MM) $5 to $8 2013 Guidance 15